N E W S R E L E A S E

THE BANK OF KENTUCKY, INC.
SIGNS PURCHASE AND ASSUMPTION AGREEMENT WITH
UNITED KENTUCKY BANK OF PENDLETON COUNTY, INC.

Purchase Will Enhance Position as
Northern Kentucky’s Leading Community Bank

CRESTVIEW HILLS, KENTUCKY, July 1, 2011 – The Bank of Kentucky Financial Corporation (NASDAQ: BKYF) headquartered in Crestview Hills, Kentucky announced that its subsidiary, The Bank of Kentucky, Inc. (“The Bank of Kentucky”), executed a purchase and assumption agreement with the United Kentucky Bank of Pendleton County, Inc. (“United Kentucky Bank”) on June 30, 2011.

Under the terms of the purchase and assumption agreement, The Bank of Kentucky will assume approximately $26 million of deposit liabilities, as well as other expressly identified liabilities, and purchase certain assets, including United Kentucky Bank’s Falmouth, Kentucky office and ATM and $14 million in selected loans, from United Kentucky Bank.

“We look forward to welcoming the customers of United Kentucky Bank to The Bank of Kentucky family,” said Robert W. Zapp, President and CEO of The Bank of Kentucky. “The Bank of Kentucky is a vital and contributing member of the communities in which we do business, and it is with great excitement and anticipation that we expand our services into Pendleton County.”

“We are excited to partner with The Bank of Kentucky and that they will continue to offer the same personalized service that United Kentucky Bank customers are accustomed to receiving, said Carol F. Houchen, Chairman of the United Kentucky Bank.

Upon closing the transaction, The Bank of Kentucky will pay a $300,000 (or approximately 1.1%) deposit premium for the deposit liabilities, while the loans will be acquired at book value, less applicable reserves. All other assets will be purchased at their book values. The transaction is subject to regulatory approval and customary closing conditions.  The parties expect the transaction to close during the fourth quarter of 2011.

111 Lookout Farm Drive / Crestview Hills, KY 41017 / (859) 371-2340

N E W S R E L E A S E

About The Bank of Kentucky Financial Corporation

The Bank of Kentucky Financial Corporation (NASDAQ: BKYF), a Crestview Hills, Kentucky-based financial institution with $1.64 billion in assets, is the holding company for its lead bank, The Bank of Kentucky.  With 31 branch offices and 47 ATMs, The Bank of Kentucky offers banking and related financial services to both individuals and business customers in the fast-growing Boone, Campbell, Grant, Gallatin and Kenton counties of Northern Kentucky. More information about The Bank of Kentucky can be found at www.bankofky.com.

About United Kentucky Bank of Pendleton County, Inc.

The United Kentucky Bank of Pendleton County, Inc., established in 1992, is a $28 million community bank based in Falmouth, Kentucky.  Since its formation United Kentucky Bank has operated its banking business solely in Pendleton County, Kentucky.

Forward-Looking Statements

This press release contains statements about the proposed purchase of certain assets and assumption of certain liabilities of United Kentucky Bank by The Bank of Kentucky and the impact on both United Kentucky Bank and The Bank of Kentucky. These statements are not historical facts and are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). These statements are based upon current expectations, forecasts and assumptions that are subject to risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the satisfaction of customary closing conditions set forth in the purchase and assumption agreement between the parties, including the receipt of regulatory approval for the acquisition. Words such as “believes,” “anticipates,” “intends,” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Any forward-looking statements made by The Bank of Kentucky Financial Corporation or on its behalf speak only as of the date they are made, and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances. Before making an investment decision, you should carefully consider all risks and uncertainties disclosed in our other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010.

For more information contact:

Bob Zapp, CEO	Jim LaFollette, CEO
The Bank of Kentucky, Inc.	United Kentucky Bank of Pendleton County, Inc
(859) 372-5173	(859) 654-2500

# # #

111 Lookout Farm Drive / Crestview Hills, KY 41017 / (859) 371-2340